As filed with the Securities and Exchange Commission on March 31, 2009
Registration No. 333 —

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	31-0724920 (I.R.S. Employer Identification No.)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address, including zip code, of principal executive offices)

Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust
(Full title of the Plan)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287
614/480-8300
(Name, address, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:
Mary Beth M. Clary, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Securities to be registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, $0.01 par value, to be issued under the Huntington Supplemental Stock Purchase and Tax Savings Plan	500,000	$1.615	$807,500	$46

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that become issuable under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust by reason of any future stock dividends, stock splits or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of our Common Stock as reported on the Nasdaq Global Select Market as of March 27, 2009.

PART I
PART II
Item 3. Incorporation of Documents By Reference.
Item 8. Exhibits.
Signatures
EXHIBIT INDEX
EX-4(A)
EX-4(B)
EX-5
EX-23(B)
EX-24

INTRODUCTION
     A total of 386,052 shares of our common stock were registered in connection with the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust by Form S-8 Registration Statement, Registration No. 33-44208 (the “1991 Form S-8”). The Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust was amended and restated on October 22, 2007, effective January 1, 2005, and amended by a First Amendment to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust effective March 6, 2009. We are registering additional shares of common stock for issuance under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust, as amended. The contents of the 1991 Form S-8 are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information concerning the Plan specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
     The following documents previously filed by us with the SEC are incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

2.	Proxy Statement dated March 10, 2009, in connection with our 2009 Annual Meeting of Shareholders; and

3.	Current Reports on Form 8-K filed on January 16, 2009, January 22, 2009, January 23, 2009, February 4, 2009, February 18, 2009, March 24, 2009 and March 25, 2009, to report annual and/or quarterly earnings and certain other developments disclosed therein; and

4.	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description.
We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.
Signatures
     Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 31, 2009.

HUNTINGTON BANCSHARES INCORPORATED
By	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, the trustee of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 31, 2009.

THE HUNTINGTON NATIONAL BANK
By	/s/ Bradley Baker
Bradley Baker, Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date

/s/ Stephen D. Steinour*	Chairman, Chief Executive Officer,	)

Stephen D. Steinour	President, and Director (Principal	)
Executive Officer))

/s/ Donald R. Kimble*	Chief Financial Officer, Executive	)

Donald R. Kimble	Vice President, and Treasurer	)
(Principal Financial Officer))

/s/ Thomas P. Reed*	Senior Vice President and Controller	)

Thomas P. Reed	(Principal Accounting Officer))

Signature	Title		Date

/s/ Raymond J. Biggs*	Director	)

Raymond J. Biggs		)

/s/ Don M. Casto, III*	Director	)	March 31, 2009

Don M. Casto, III		)

/s/ Michael J. Endres*	Director	)

Michael J. Endres		)

/s/ Marylouise Fennell	Director	)

Marylouise Fennell		)

/s/ John B. Gerlach, Jr.*	Director	)

John B. Gerlach, Jr.		)

/s/ D. James Hilliker	Director	)

D. James Hilliker		)

/s/ David P. Lauer*	Director	)

David P. Lauer		)

/s/ Jonathan A. Levy*	Director	)

Jonathan A. Levy		)

/s/ Wm. J. Lhota*	Director	)

Wm. J. Lhota		)

/s/ Gene E. Little*	Director	)

Gene E. Little		)

/s/ Gerard P. Mastroianni*	Director	)

Gerard P. Mastroianni		)

/s/ David L. Porteous*	Director	)

David L. Porteous		)

/s/ Kathleen H. Ransier*	Director	)

Kathleen H. Ransier		)
)

*By:	/s/ Richard A. Cheap
Richard A. Cheap, attorney-in-fact
for each of the persons indicated

Registration No. 333-_______
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Huntington Bancshares Incorporated
EXHIBITS

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

4(a)*	Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust, as executed on October 22, 2007 and effective January 1, 2005.

4(b)*	First Amendment to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust, as executed on February 27, 2009 and effective March 6, 2009.

4(c)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the Common Stock being registered pursuant hereto.

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.